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                                                                    EXHIBIT 99.1

                       [HORNBECK OFFSHORE SERVICES LOGO]

                        HORNBECK OFFSHORE SERVICES, INC.
                              Service with Energy


                               ---NEWS RELEASE---

TO:  BUSINESS WIRE, DAILY PAPERS, TRADE PRESS,           FOR:  IMMEDIATE RELEASE
     FINANCIAL AND SECURITIES ANALYSTS

CONTACTS:  TODD HORNBECK, CEO    (985) 727-2000, EXT. 206
           JIM HARP, CFO         (985) 727-2000, EXT. 203

      HORNBECK OFFSHORE ANNOUNCES FILING OF REGISTRATION STATEMENT FOR IPO

         NEW ORLEANS, LOUISIANA - (BUSINESS WIRE) -- JULY 22, 2002. Hornbeck Offshore Services, Inc. announced today that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of its common stock.

         Hornbeck Offshore plans to use the net proceeds to the Company from the proposed offering to fund a portion of the costs of the construction of additional OSVs under its current newbuild program, possible future acquisitions, the retrofit of existing vessels or additional new vessel construction, and for general corporate purposes. In addition, certain stockholders of Hornbeck Offshore may offer shares registered in the offering.

         The underwriting group will be led by Goldman, Sachs & Co. and will include CIBC World Markets, Jefferies & Company, Inc., RBC Capital Markets, Simmons & Company International and Johnson Rice & Company, L.L.C. as co-managers.

         A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Hornbeck Offshore Services, Inc. is a leading provider of marine transportation services through the operation of newly constructed deepwater offshore supply vessels in the Gulf of Mexico and ocean-going tugs and tank barges in the northeastern U.S. and in Puerto Rico.

                           FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including, in particular, statements about Hornbeck Offshore's plans and intentions. These have been based on the Company's current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

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                                                          02-009

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414 North Causeway Boulevard                               Phone: (985) 727-2000
Mandeville, Louisiana 70448                                Fax:   (985) 727-2006